                                                                   EXHIBIT 10.12

                    THE GUILFORD COUNTY INDUSTRIAL FACILITIES
                    AND POLLUTION CONTROL FINANCING AUTHORITY

                                    AS ISSUER

                                       AND

                        CRESCENT SLEEP PRODUCTS COMPANY,
                       A DELAWARE CORPORATION, AS COMPANY

                                 LOAN AGREEMENT

                          DATED AS OF SEPTEMBER 1, 1999

      The interests of Issuer in this Agreement have been assigned (except for the rights of, and amounts payable to Issuer under Sections 4.2(b), 7.2, 8.4 and 10.10 hereof) pursuant to the Trust Indenture dated as of the date hereof between the Issuer and U.S. Bank Trust National Association, as trustee, and is subject to the security interest of the Trustee.

                                 LOAN AGREEMENT

                                TABLE OF CONTENTS

(This Table of Contents is not a part of the Agreement and is only for convenience of reference)

                                                                                                          Page
ARTICLE I - DEFINITIONS......................................................................................2

ARTICLE 11 - REPRESENTATIONS, COVENANTS AND WARRANTIES.......................................................4

Section 2.1.  Representations, Covenants and Warranties of Issuer............................................4
Section 2.2.  Representations, Covenants and Warranties of Company...........................................5
Section 2.3.  Tax Covenants..................................................................................7

ARTICLE III - ISSUANCE OF THE BONDS; DISBURSEMENTS..........................................................12

Section 3.1.  Agreement to Issue Bonds; Application of Bond Proceeds........................................12
Section 3.2.  Disbursements from the Project Fund...........................................................12
Section 3.3.  Completion Date...............................................................................13
Section 3.4.  Company Required to Pay in Event Project Fund Insufficient....................................14
Section 3.5.  No Warranty by Issuer.........................................................................14
Section 3.6.  Annual Report.................................................................................14

ARTICLE IV - LOAN OF PROCEEDS TO COMPANY; LOAN PROVISIONS...................................................15

Section 4.1.  Loan of Proceeds..............................................................................15
Section 4.2.  Amounts Payable...............................................................................15
Section 4.3.  Obligations of Company Hereunder Unconditional; Payments Assigned.............................15
Section 4.4.  Maintenance and Modification of Project by Company............................................16
Section 4.5.  Taxes and Governmental and Utility Charges....................................................17
Section 4.6.  Insurance.....................................................................................17
Section 4.7.  Financing Statements..........................................................................17

        ARTICLE V - DAMAGE, DESTRUCTION AND CONDEMNATION; USE OF NET
PROCEEDS....................................................................................................18

Section 5.1.  Damage, Destruction and Condemnation..........................................................18
Section 5.2.  Application of Net Proceeds...................................................................18
Section 5.3.  Insufficiency of Net Proceeds.................................................................19
Section 5.4.  Cooperation of Trustee........................................................................19

Section 5.5.  Condemnation of Property Owned by Company Not in Project......................................19

ARTICLE VI - SPECIAL COVENANTS..............................................................................20

Section 6.1.  No Warranty of Condition or Suitability by Issuer.............................................20
Section 6.2.  Access to the Project.........................................................................20
Section 6.3.  Further Assurances and Corrective Instruments.................................................20
Section 6.4.  Issuer and Company Representatives............................................................20
Section 6.5.  Maintenance of Letter of Credit...............................................................20
Section 6.6.  Acts With Respect to Bonds....................................................................20

        ARTICLE VII - ASSIGNMENT, SELLING, LEASING, INDEMNIFICATION AND
REDEMPTION..................................................................................................21

Section 7.1.  Assignment, Selling and Leasing; Merger or Sale of Assets.....................................21
Section 7.2.  Release and Indemnification Covenants.........................................................22
Section 7.3.  Assignment of Interest in this Agreement by Issuer............................................22
Section 7.4.  Redemption of Bonds...........................................................................22
Section 7.5.  Installation of Company's Own Property........................................................23
Section 7.6.  References to Bonds Ineffective After Bonds Paid..............................................23
Section 7.7.  Issuer to Grant Security Interest to Trustee..................................................23
Section 7.8.  Certain References Ineffective After Letter of Credit Termination Date........................23

ARTICLE VIII - EVENTS OF DEFAULT AND REMEDIES  24

Section 8.1.  Events of Default Defined.....................................................................24
Section 8.2.  Remedies on Default...........................................................................24
Section 8.3.  No Remedy Exclusive...........................................................................25
Section 8.4.  Agreement to Pay Attorneys' Fees and Expenses.................................................25
Section 8.5.  No Additional Waiver Implied by One Waiver....................................................25

ARTICLE IX - OPTIONAL PREPAYMENT OF LOAN....................................................................27

Section 9.1.  Option to Terminate At Any Time...............................................................27
Section 9.2.  Option to Prepay Loan in Part.................................................................27
Section 9.3.  Relative Position of Options and Indenture....................................................27
Section 9.4.  Mandatory Prepayments.........................................................................27

ARTICLE X - MISCELLANEOUS...................................................................................28

Section 10.1. Term of Agreement.............................................................................28
Section 10.2. Notices.......................................................................................28

Section 10.3. Binding Effect................................................................................28
Section 10.4. Severability..................................................................................28
Section 10.5. Amounts Remaining in Bond Fund................................................................28
Section 10.6. Amendments, Changes and Modifications.........................................................28
Section 10.7. Execution in Counterparts.....................................................................28
Section 10.8. Applicable Law................................................................................28
Section 10.9. Captions......................................................................................29
Section 10.10.Limitation of Issuer's Liability..............................................................29
Section 10.11.Certain Events with respect to Bank...........................................................29
Section 10.12.No Benefits to Outside Parties................................................................29

EXHIBIT A                           PROJECT DESCRIPTION
EXHIBIT B                           FORM OF NOTE
EXHIBIT C                           FORM OR REQUISITION

                                LOAN AGREEMENT

      THIS LOAN AGREEMENT is dated as of September 1, 1999, and is between THE GUILFORD COUNTY INDUSTRIAL FACILITIES AND POLLUTION CONTROL FINANCING AUTHORITY ("Issuer"), a political subdivision of the State of North Carolina, and CRESCENT SLEEP PRODUCTS COMPANY, a Delaware corporation ("Company").

                             W I T N E S S E T H:

      WHEREAS, the Industrial and Pollution Control Facilities Financing Act, Chapter 159C of the General Statutes of North Carolina, as amended (the "Act"), authorizes the creation of industrial facilities and pollution control financing authorities by the several counties in North Carolina and empowers such authorities to acquire, construct, own, repair, maintain, extend, improve, rehabilitate, renovate, furnish, equip and sell, lease, exchange, transfer or otherwise dispose of industrial or manufacturing facilities to the end that such authorities may be able to promote the right to gainful employment opportunity and private industry and thereby promote the general welfare of the inhabitants of North Carolina by exercising such powers to aid in financing industrial or manufacturing facilities for the purpose of alleviating unemployment or raising below average manufacturing wages and further authorizes such authorities to loan to others the proceeds of bonds issued for the purpose of paying for all or any part of an industrial or manufacturing facility, to mortgage and pledge any or all of such facilities, whether then owned or thereafter acquired, as security for the payment of the principal of, premium, if any, and interest on any such bonds and any agreements made in connection therewith and to pledge or assign the revenues and receipts from such facilities or loan or from any other source to the payment of such bonds; and


      WHEREAS, the Issuer has been duly organized pursuant to the Act; and

      WHEREAS, in order to further the purposes of the Act, the Issuer proposes to undertake the financing of the acquisition, construction and equipping of 133,000 square foot facility located in Guilford County to be owned and operated by the Company for the purpose of manufacturing mattresses (the "Project"), which constitutes an industrial project under the Act, and to obtain the funds therefor by the issuance of its Bonds (as hereinafter defined) under a Trust Indenture securing such Bonds, between the Issuer and U.S. Bank Trust National Association, as Trustee, dated as of the date hereof (the "Indenture"); and

      WHEREAS, the Issuer proposes to loan the proceeds from the sale of the Bonds, as hereinafter defined, to the Company to acquire and install the Project upon the terms and conditions hereinafter set forth; and

      NOW, THEREFORE, for and in consideration of the premises and the mutual covenants hereinafter contained, the parties hereto agree as follows:

                                   ARTICLE I

                                  DEFINITIONS

      Capitalized terms used herein but not defined herein shall have the meanings ascribed to them in the Indenture. The following words and phrases shall have the following meanings:

     "Act" means the Industrial and Pollution Control Facilities Financing Act, Chapter 159C of the General Statutes of North Carolina, as amended from time to time.

     "Agreement" means this Agreement and any amendments and supplements hereto.

     "Bank Mortgage" means the Mortgage, Security Agreement, Assignment of Leases and Rents and Fixture Financing Statement dated as of September 1, 1999, from the Company in favor of the Bank.

     "Cessation of Operation" means that operation of the Project as a "project" within the meaning of the Act shall have ceased. A "Cessation of Operation" shall not be deemed to have occurred, however, until the date occurring 60 days following the date written notice has been given to the Company by the Issuer or the Trustee that operation of the Project shall have ceased and the Company shall not have demonstrated to the satisfaction of the Issuer and the Trustee that the Company (or an assignee or lessee permitted by hereunder) is operating the Project as a "project" within the meaning of the Act.

     "Company" shall mean Crescent Sleep Products Company, a Delaware corporation, and its successors and assigns, and any surviving, resulting or transferee entity as provided in Section 2.2 herein.

     "Company Documents" shall mean this Agreement, the Note, the Bond Purchase Agreement and the Remarketing Agreement.

     "Company Representative" shall mean such person or persons as may be designated to act on behalf of the Company by a Company certificate filed with the Issuer and the Trustee.

     "Completion Date" shall mean the date established pursuant to Section 3.3 hereof

     "Determination of Taxability" means the issuance of a statutory notice of deficiency by the Internal Revenue Service, a ruling from the National Office or any District Office of the Internal Revenue Service, or a final decision of a court of competent jurisdiction, which holds in effect that, by reason of a breach by the Company of any agreement, covenant or representation in this Agreement, the interest payable on the Bonds is includible for federal income tax purposes in the gross income of an Owner of the Bonds after the period, if any, for contest or appeal of such action, ruling or decision by the Company and the Owner has expired without any such contest or appeal having been properly instituted by the Company or the Owner; provided that no Determination of

Taxability shall arise from the interest on the Bonds being included (1) in income for purposes of calculating alternative minimum taxable income of any corporation pursuant to Section 55 of the Code; (2) in earnings and profits of branches of foreign corporations for purposes of calculating the "branch profits tax"; (3) within gross income to certain recipients of social security benefits; or (4) as passive investment income to certain subchapter S corporations which have subchapter C earnings and profits.

     "Default" and "Event of Default" mean with respect to any Default or Event of Default under this Agreement any occurrence or event specified and defined by Section 8.1 hereof

     "Governing Body" means the Guilford County Board of County Commissioners.

     "Indenture" means the Trust Indenture dated as of this date between Issuer and Trustee, pursuant to which the Bonds are authorized to be issued, and any amendments or supplements thereof.

     "Issuer Documents" means the Indenture, this Agreement and the Bond Purchase Agreement.

     "LGC" means the Local Government Commission of North Carolina, a division of the North Carolina Department of State Treasurer, and any successor agency.

     "Net Proceeds," when used with respect to any insurance proceeds or any condemnation award, means the amount remaining after deducting all expenses (including attorneys' fees) incurred in the collection of such proceeds or award from the gross proceeds thereof.

     "Note" shall mean the Promissory Note of Company dated the date of the Bonds in the form attached as Exhibit A.

     "Original Purchaser" means U.S. Bancorp Piper Jaffray Inc.

     "Permitted Encumbrances" shall have the meaning assigned to such term in the Bank Mortgage.

     "Project" shall mean the project described on Exhibit A hereto.

     "Project Costs" shall have the meaning specified in Section 3.2 hereof.

     "Project Fund" means the fund created in Section 6.02 of the Indenture.

     "Revenues" shall mean the revenues and receipts to be received by the Issuer pursuant to the Note.

     "State" means the State of North Carolina.

     "Related Person" shall have the meaning specified in the Code.

     "Term of Agreement" means the term of this Agreement as specified in
Section 10.1 hereof.

                                   ARTICLE II

                    REPRESENTATIONS, COVENANTS AND WARRANTIES

      Section 2.1. Representations, Covenants and Warranties of Issuer. Issuer represents that:

      (a) Organization and Authority. The Issuer is a political subdivision within the meaning of the Act, created and validly existing pursuant to the provisions of the Act. The Issuer has all requisite power and authority under the Act to (i) issue the Bonds, (ii) lend the proceeds thereof to the Company to assist the Company in financing the cost of acquiring, constructing and equipping the Project, and (iii) enter into, and perform its obligations under the Issuer Documents and the Bonds. The members of the Board of Commissioners of the Issuer are appointed by the Board of County Commissioners of Guilford County.

      (b) Pending Litigation. There are no actions, suits, proceedings, inquiries or investigations pending, or to the knowledge of the Issuer threatened, against or affecting the Issuer in any court or before any governmental authority or arbitration board or tribunal, which involve the possibility of materially and adversely affecting the transactions contemplated by the Issuer Documents or which, in any way, would materially and adversely affect the validity or enforceability of the Bonds, the Issuer Documents or any agreement or instrument to which the Issuer is a party and which is used or contemplated for use in the consummation of the transactions contemplated hereby or thereby.

      (c) Issue, Sale and Other Transactions Are Legal and Authorized. The issuance and sale of the Bonds and the execution and delivery by the Issuer of this Agreement, the Issuer Documents and the compliance by the Issuer with all of the provisions of each thereof and of the Bonds (i) are within the purposes, powers and authority of the Issuer, (ii) have been done in full compliance with the provisions of the Act, (iii) are legal and will not conflict with or constitute on the part of the Issuer a violation of or a breach of or default under, or result in the creation of any lien, charge or encumbrance upon any property of the Issuer (other than as contemplated in the Indenture) under the provisions of, any activating resolution, by-law, indenture, mortgage, deed of trust, note agreement or other agreement or instrument to which the Issuer is a party or by which the Issuer is bound, or to the best of Issuer's knowledge any license, judgment, decree, law, statute, order, rule or regulation of any court or governmental agency or body having jurisdiction over the Issuer or any of its activities or properties, and (iv) have been duly authorized by all necessary corporate action on the part of the Issuer.

      (d) Governmental Consents. Neither the nature of the Issuer nor any of its activities or properties, nor any relationship between the Issuer and any other person, nor any circumstance in connection with the issue, sale or delivery of any of the Bonds is such as to require the consent, approval or authorization of, or the filing, registration or qualification with, any governmental authority on the part of the Issuer in connection with the execution, delivery and performance of the Issuer Documents or the issue, sale or delivery of the Bonds, other than those already obtained;

provided, however, no representation is made as to compliance with any federal or state securities or "blue sky" law.

      (e) No Defaults. To the best of Issuer's knowledge, no event has occurred and no condition exists with respect to the Issuer which would constitute an "event of default" as defined in the Issuer Documents or which, with the lapse of time or with the giving of notice or both, would become such an "event of default." The Issuer is not in default under the Act or under any charter instrument, by-law or other agreement or instrument to which it is a party or by which it is bound which default would adversely affect the enforceability or taxability of the Bonds.

      (f) No Prior Pledge. Neither this Agreement nor any of the Revenues have been pledged or hypothecated in any manner or for any purpose other than as provided in the Indenture as security for the payment of the Bonds.

      (g) Nature and Location of Project. The financing of the costs of the Project, together with related expenses, is authorized under the Act and is in furtherance of the public purpose for which the Issuer was created. The Project is located in Guilford County, North Carolina.

      (h) Limited Obligations. Notwithstanding anything herein contained to the contrary, any obligation the Issuer may hereby incur for the payment of money shall not constitute an indebtedness of the County or of the State or of any political subdivision thereof within the meaning of any state constitutional provision or statutory limitation and shall not give rise to a pecuniary liability of the State or County or any political subdivision thereof, or constitute a charge against the general credit or taxing power of said State or County or any political subdivision thereof, but shall be limited obligations of the Issuer payable solely from (i) the Revenues, (ii) revenues derived from the sale of the Bonds, and (iii) amounts on deposit from time to time in the Bond Fund, subject to the provisions of this Agreement and the Indenture permitting the application thereof for the purposes and on the terms and conditions set forth herein and therein.

      (i) Approval of Issuance of Bonds. The Issuer has obtained approval of the issuance of the Bonds by the Governing Body as required by Section 159C-4(d) of the Act, by the Secretary of the Department of Commerce of the State and the Secretary of the Department of Environment and Natural Resources as required by Section 159C-7 of the Act and the approvals from the LGC as required by Sections 159C-6, -8 and -9 of the Act.

      THE ISSUER MAKES NO REPRESENTATION OR WARRANTY WHATSOEVER CONCERNING THE USE OF THE PROCEEDS OF THE SALE OF THE BONDS OR THE SUITABILITY OF THE PROJECT FOR THE PURPOSE FOR WHICH IT IS BEING UNDERTAKEN BY THE COMPANY. The Issuer has not made any independent investigation as to the feasibility or creditworthiness of the Company. Any bond purchaser, assignee of the Agreement or any other party with any interest in this transaction, shall make its own independent investigation as to the creditworthiness and feasibility of the Project, independent of any representation or warranties of the Issuer.

      Section 2.2. Representations, Covenants and Warranties of Company. Company represents, covenants and warrants as follows:

      (a) Organization and Power. The Company is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Delaware and is authorized to transact business in the State of North Carolina, and has all requisite power and authority and all necessary licenses and permits to own and operate its properties and to carry on its business as now being conducted and as presently proposed to be conducted.

      (b) Pending Litigation. There are no proceedings pending, or to the knowledge of the Company threatened, against or affecting the Company in any court or before any governmental authority, arbitration board or tribunal which if adversely determined, would materially and adversely affect the transactions contemplated by the Company Documents or the Indenture or which, in any way, would materially and adversely affect the properties, business, prospects, profits or condition (financial or otherwise) of the Company, or the ability of the Company to perform its obligations under the Company Documents. The Company is not in default with respect to an order of any court, governmental authority, arbitration board or tribunal which default would have a material adverse effect upon the Company.

      (c) Agreements Are Legal and Authorized. The execution and delivery by the Company of each of the Company Documents and the compliance by the Company with all of the provisions hereof and thereof (i) are within the corporate power of the Company, (ii) will not conflict with or result in any breach of any of the provisions of, or constitute a default under, or (except as contemplated by the Company Documents and the Reimbursement Agreement) result in the creation of any lien, charge or encumbrance upon any property of the Company under the provisions of, any agreement, articles of incorporation, by-laws or other instrument to which the Company is a party or by which it may be bound, or any license, judgment, decree, law, statute, order, rule or regulation of any court or governmental agency or body having jurisdiction over the Company or any of its activities or properties, and (iii) have been duly authorized by all necessary corporate action on the part of the Company.

      (d) Governmental Consent. Neither the Company nor any of its business or properties, nor any relationship between the Company and any other person, nor any circumstances in connection with the execution, delivery and performance by the Company of the Company Documents or the offer, issue, sale or delivery by the Issuer of the Bonds, is such as to require the consent, approval or authorization of, or the filing, registration or qualification with, any governmental authority on the part of the Company other than those already obtained; provided, however, that no representation is made as to any consents, approvals or authorizations required in connection with the construction or occupancy of the Project.

      (e) No Defaults. No event has occurred and no condition exists with respect to the Company that would constitute an "event of default' under any of the Company Documents or which, with the lapse of time or with the giving of notice or both, would become such an "event of default." The Company is not in violation in any material respect of any agreement, articles of incorporation, by-laws or other instrument to which it is a party or by which it may be bound.

      (f) Compliance with Law. The Company is not in violation in any material way of any laws, ordinances, governmental rules or regulations to which it is subject and has not failed to obtain any licenses, permits, franchises or other governmental authorizations necessary to the operation of the Project or the ownership of its properties or to the conduct of its business, which violation or failure to obtain might materially and adversely affect the properties, business, prospects, profits or conditions (financial or otherwise) of the Company.

      (g) Restrictions on the Company. The Company is not a party to any contract or agreement that materially and adversely affects the business of the Company. The Company is not a party to, or bound by any contract or agreement that restricts the right or ability of the Company to incur or guarantee indebtedness for borrowed money as contemplated under the Company Documents and the Reimbursement Agreement.

      (h) Inducement. The issuance of the Bonds by the Issuer and the lending of the proceeds thereof to the Company to enable the Company to acquire, construct and equip the Project have induced the Company to locate the Project in the County. The issuance of the Bonds by the Issuer and the lending of the proceeds thereof to the Company to enable the Company to acquire, construct and equip the Project shall assist the Company in continuing to provide continued employment and industry in the County.

      (i) Estimated Time of Completion of the Project. The Company estimates that the Project will be completed and ready for occupancy in December 1999.

      (j) Industrial Project. After the Project is placed in service, the Company will operate the Project as a "project" within the meaning of the Act until the Bonds have been paid in full.

      (k) Notice. The Project is of the type authorized and permitted by the Act, and the Project is substantially the same in all material respects to that described in the notice of public hearing published on May 17, 1999.

      (l) Compliance With Land Use Regulations. The Project will be acquired, constructed and installed and will be operated by the Company in such manner as to conform with all applicable zoning, planning, building, environmental and other regulations of the governmental authorities having jurisdiction over the Project.

      (m) Application of Proceeds. The Company will cause all of the proceeds of the Bonds to be applied solely to the payment of Project Costs.

      (n) Location of Project. The Project is located entirely within the geographical boundaries of Guilford County, North Carolina.

      Section 2.3. Tax Covenants. In order to ensure that the interest on the Bonds shall at all times be excluded from gross income of the Owners thereof for purposes of Federal income taxation, the Company specifically represents, warrants and covenants with the Issuer, the Trustee and all Owners of the
Bonds:

      (a) Qualifying Costs. Neither the Issuer nor the Company shall cause any proceeds of the Bonds to be expended, except pursuant to the Indenture and this Loan Agreement. The Company shall not (i) requisition or otherwise allow payment out of proceeds of the Bonds (A) if such payment is to be used for the acquisition of any property (or an interest therein) unless the first use of such property is pursuant to such acquisition, provided that this clause (A) shall not apply (1) to any building (and the equipment purchased as a part thereof, if any,) if the "rehabilitation expenditures," as defined in Section 147(d) of the Code, with respect to the building equal or exceed 15% of the portion of the cost of acquiring the building (including such equipment) financed with the proceeds of the Bonds, or (2) to any other property if the rehabilitation expenditures with respect thereto equal 100% of the cost of acquiring such property financed with the proceeds of the Bonds; (B) if as a result of such payment, 25% or more of the proceeds of the Bonds would be considered as having been used directly or indirectly for the acquisition of land (or an interest therein); (C) if, as a result of such payment, less than 95% of the net proceeds of the Bonds, expended at the time of such acquisition would be considered as having been used for costs of the acquisition, construction, or reconstruction or improvement of land or property of a character subject to the allowance for depreciation, within the meaning of
Section 144(a)(1)(A) of the Code ("Qualifying Costs"), or (D) if such payment is used to pay issuance costs (including counsel fees and placement fees) of the Bonds in excess of an amount equal to 2% of the principal amount of the Bonds; (ii) take or omit, or permit to be taken or omitted, any other action with respect to the use of such proceeds the taking or omission of which has or would result in the loss of the exclusion of interest on the Bonds from gross income of the owners thereof for federal income tax purposes; or (iii) take or omit, or permit to be taken or omitted, any other action the taking or omission of which has or would cause the loss of such exclusion.

      (b) Prohibited Uses. Without limiting the generality of the foregoing, the Issuer and the Company will not used the proceeds of the Bonds, or permit such proceeds to be used directly or indirectly, for the acquisition of land (or an interest therein) to be used for farming purposes, or to provide
(i) any facility the primary purpose of which is retail food and beverage services, automobile sales or service or the provision of recreation or entertainment, (ii) any airplane, skybox, or other private luxury box, any health club facility, any facility primarily used for gambling, any store the principal business of which is the sale of alcoholic beverages for consumption off premises, any private or commercial golf course, country club, massage parlor, tennis club, skating facility (including roller skating, skateboard and ice skating), racquet spots facility (including any hand ball or racquetball court), hot tub facility, suntan facility, or race track, or (iii) single or multi-family residences. The Company shall not permit the use of the Project by any person to whom any part of the aggregate authorized face amount of the Bonds would be allocated pursuant to Section 144(a)(10) of the Code if the amount so allocated when increased as provided in Section 144(a)(10) of the Code would exceed $40,000,000.

      (c) Manufacturing. Not less than 95% of the net proceeds of the Bonds (consisting of the face amount of the Bonds less any original issue discount plus any original issue premium, but including issuance costs) shall be used to provide facilities to be used in the manufacturing or production of tangible personal property, including facilities that are directly related and ancillary to such manufacturing facilities and located on the same site as the manufacturing facilities; provided, however, that not more than twenty-five percent (25%) of the net proceeds shall be used to provide such ancillary facilities.

      (d) No Other Issues. The Bonds are not being issued as part of an issue the interest of which is exempt from federal income taxation under any other provision of law other than Section 144(a) of the Code.

      (e) Existing Capital Expenditures. The aggregate amount of capital expenditures (as defined by Section 1.103-10(b)(2) of the Tax Regulations to include any expenditure which was or could have been treated as a capital expenditure under any rule or election under the Code) with respect to facilities located in the same incorporated municipality as the Project, or which are contiguous or integrated facilities, the principal user of which was or is the Company or any Related Person, paid or incurred during the period beginning three years before the date of issuance of the Bonds, and financed otherwise than out of the Bond proceeds (not including investment earnings thereon) and otherwise than out of the proceeds of other outstanding issues to which Section 144(a)(2) of the Code applies, is $0.

      (f) Bonds Outstanding. The aggregate face amount of all prior issues outstanding as of the date of issuance of the Bonds (whether or not the issuer of each issue is the same) to which Section 144(a) of the Code or Section 103(b)(6) of the Internal Revenue Code of 1954, as amended applies, the proceeds of which were or will be used to any extent with respect to facilities located in the same incorporated municipality as the incorporated municipality in which the Project is located and the principal user of which is the Company or a Related Person, is $0. The Company and, at the direction of the Company, the Issuer, shall file any reports or statements and take any other action as may be required from time to time with respect to the qualification of the Bonds as an exempt small issue within the meaning of Section 144(a) of the Code.

      (g) Other Bonds. There are no other bonds to which Section 144(a) of the Code applies which, together with the Bonds, are to be used with respect to
(a) a single building, (b) an enclosed shopping mall, or (c) a strip of offices, stores or warehouses, using substantial common facilities with the Project or a portion thereof.

      (h) Land. No portion of the Bond proceeds will be used directly or indirectly for the acquisition of land or any interest therein to be used for the purpose of farming and less than 25% of the Bond proceeds are or will be used directly or indirectly for the acquisition of land to be used for purposes other than farming.

      (i) Commencement of Construction. First Users. The Company hereby represents that (i) neither "construction" nor "acquisition" or "installation" of the Project "commenced" prior to sixty days before March 24, 1999, within the meaning of the Treasury Regulations promulgated under the Code; (ii) no person, firm or corporation who was a "substantial user" of the Project (within the meaning described in such term under the Code) before the date of issuance of the Bonds and was or will be a "substantial user" of the Project following its being placed in service, has received or will receive, directly or indirectly, any proceeds from the issuance and sale of the Bonds; and (iii) the Project was not first used prior to the date one (1) year prior to the issuance of the Bonds.

      (j) Economic Life of Project. The Company hereby represents that the weighted average maturity of the Bonds does not exceed 120% of the "average reasonably expected economic life" of the components comprising the Project, determined pursuant to Section 147(b) of the Code. The Company agrees that it will not make any changes in the Project which would, at the time made, cause 120% of the average reasonably expected economic life" of the components of the Project, determined pursuant to Section 147(b) of the Code, to be less than the "weighted average maturity" of the Bonds.

      (k) Certificate of Information: Internal Revenue Service Form 8038. The Company hereby represents that the information contained herein and in the Company's Tax Certificate delivered in connection with the issuance of the Bonds with respect to the compliance with the requirements of Section 103 and Sections 141 through 150 of the Code, including the information in Internal Revenue Service Form 8038 (excluding the issue number and the employer identification number of the Issuer) filed by the Issuer with respect to the Bonds and the Project, is true and correct in all material respects.

      (l) Use by United States of America or Its Agencies. The Company has not permitted and shall not permit the Project to be used or occupied other than as a member of the general public in any manner for compensation by the United States of America or an agency or instrumentality thereof, including any entity with statutory authority to borrow from the United States of America (in any case within the meaning of Section 149(b) of the Code) unless, with respect to any future use of the Project, the Company shall deliver to the Trustee an Opinion of Bond Counsel in form and substance satisfactory to the Trustee to the effect that such will not impair the exclusion of interest on the Bonds from gross income of the owners thereof for federal income tax purposes.

      (m) Other Bonds to Be Issued. The Company agrees that during the period commencing on the date of the issuance of the Bonds and ending 15 days thereafter, there shall be issued no "private activity bonds," as defined in
Section 141 of the Code, which are guaranteed or otherwise secured by payments to be made by the Company or any "related person" (or group of "related persons") unless the Company shall deliver to the Trustee an Opinion of Bond Counsel in form and substance satisfactory to the Trustee to the effect that the issuance of such "private activity bonds" will not impair the exclusion of interest on the Bonds from gross income of the owners thereof for federal income tax purposes. The Company represents that except for the Company or any "related person" (or group of "related persons"), no person has (i) guaranteed, arranged, participated in, assisted with or paid any portion of the cost of the issuance of, the Bonds, and (ii) provided any property or any franchise, trademark or trade name (within the meaning of Section 1253 of the Code) which is to be used in connection with the Project.

      (n) Limit on Amount of Bonds, Reports. The Company represents that on the date of the issuance of the Bonds (i) obligations were not assumed, expenditures were not made and outstanding obligations did not exist that will cause the "aggregate face amount" of the Bonds as computed under the provisions of Section (a) and related sections of the Code to exceed $10,000,000, and (ii) outstanding obligations did not exist that would cause the "aggregate face amount" of the Bonds allocated to any "test period beneficiary," as defined in
Section 144(a)(10) of the Code, when increased by such obligations as provided in Section 144(a)(10) of the Code, to exceed $40,000,000. During the three-year period beginning on the date of the issuance of the Bonds (or, in the case of clause (ii) below, the date the Project is placed in service, unless the Company provides to the Trustee an Opinion of Bond Counsel that such restriction is no longer applicable), the Company shall not make any expenditure, assume any obligation, permit the use of the Project by any person or take or permit other action that would cause the "aggregate face amount" of the Bonds as computed under the provisions of Section 144(a) and related sections of the Code (i) to exceed $10,000,000 or such other maximum dollar amount then permitted by the Code, or (ii) allocated to any "test period beneficiary," when increased by such obligations as provided in Section 144(a)(10) of the Code, to exceed $40,000,000, and shall on the anniversary date of the issuance of the Bonds until the third anniversary date of the issuance of the Bonds or the date on which the Project is placed into service, whichever is later, file a report with the Trustee setting forth all capital expenditures and bond issues used in calculating such limits under Section 144(a) of the Code since the last report received by the Trustee.

      The Company and the Issuer shall file any reports or statements and take any other action as may be required from time to time with respect to the qualification of the Bonds as qualified small issue bonds within the meaning of
Section 144(a) of the Code.

      (o)     Election. The Issuer hereby elects to have the provisions of
Section 144(a)(4) of the Code apply to the Bonds.

      (p) Covenant to Maintain Tax Exemption. The Issuer and the Company hereby covenant and agree on their own behalf that they shall not take any action, cause any action to be taken, omit to take any action or cause any omission to occur which would cause the interest on the Bonds to become includible in the gross income of the recipients thereof for purposes of federal income taxation.

      (q) Covenant Regarding Compliance with Rule 15c2-12. In the event the interest rate on the Bonds is converted to a Fixed Rate, the Company agrees to cooperate with the Issuer, the Trustee and the Remarketing Agent, and to do any and all things necessary, in the event that the Issuer, the Trustee or the Remarketing Agent, or any of them, are required to comply with Rule l5c2-12, as amended, of the Securities and Exchange Commission or any comparable rule (the "Rule"), including, without limitation, the making of the requisite undertakings called for by paragraph (b)(5) of the Rule and to pay any reasonable costs and expenses related thereto.

      The Company represents and covenants that the foregoing representations are true and will remain true and that the foregoing covenants will be performed and complied with in all material respects.

      The Company recognizes that the exclusion from gross income of interest on the Bonds for purposes of federal income taxation is dependent upon compliance with the provisions of Section 148 of the Code. The Company represents to and covenants with the Issuer, the Trustee and each Holder of the Bonds that:

              (1) The Company shall make the determinations and take the actions hereinafter required by this Section 2.3, on behalf of, and as agent for, the Issuer and shall provide copies of such determinations to the Issuer.

              (2) The Company shall rebate to the United States, not later than 60 days after the end of the period ending September 1, 2004, and not later than 60 days after the end of each five-year period thereafter, an amount, if any, which ensures that at least 90% of the Rebate Amount (as hereinafter defined) at the time of such payment will have been paid to the United States, and within 60 days after the payment or redemption of all principal of the Bonds, an amount sufficient to pay the remaining balance of the Rebate Amount, all in the manner and as required by
      Section 148 of the Code. As used herein, "Rebate Amount" means the amount described in Section 148(f)(2) of the Code, computed in accordance with the provisions of said Section 148(f)(2) and the Regulations now or hereafter promulgated thereunder.

              (3) The Company shall determine or cause to be determined the Rebate Amount. The Company shall retain records of such determinations until 6 years after final payment or redemption of principal of the Bonds.

      For purposes of carrying out the provisions of this Section 2.3, the Company may in good faith conclusively rely upon a written opinion of a rebate analyst stating in effect that the rebate calculations referred to in the opinion are in compliance with Section 148(f) of the Code.

      The provisions of this Section 2.3 shall survive the retirement and payment of the Bonds and the discharge of the Issuer's and Company's other obligations hereunder.

      Notwithstanding anything in this Section 2.3 to the contrary, rebate calculations do not need to be made if the Company provides to the Trustee an opinion of nationally recognized bond counsel to that effect.

                                   ARTICLE III

                      ISSUANCE OF THE BONDS; DISBURSEMENTS

      Section 3.1. Agreement to Issue Bonds; Application of Bond Proceeds. In order to provide funds for the financing of the Project, the Issuer, concurrently with the execution and delivery of this Agreement, will issue, sell and deliver to the Original Purchaser thereof the Bonds and deposit the proceeds thereof with Trustee as follows:

              (1) in the Bond Fund, a sum equal to the accrued interest, if any, paid for the Bonds; and

              (2) in the Project Fund, the balance of the proceeds to be received from such sale.

      On the date of execution and delivery hereof, the Company shall deposit with the Trustee for deposit in the Project Fund the amount described in
Section 6.02 of the Indenture.

      Section 3.2. Disbursements from the Project Fund. The Company (a) shall acquire, construct, install, equip and improve the Project with all reasonable dispatch, (b) shall pay when due all fees, costs and expenses incurred in connection with that acquisition, construction, installation, equipping and improvement from funds made available therefor in accordance with this Agreement or otherwise, and (c) shall ask, demand, sue for, levy, recover and receive all those sums of money, debts and other demands whatsoever which may be due, owing and payable under the terms of any contract, order, receipt, writing and instruction in connection with the acquisition, construction, installation, equipping and improvement of the Project, and (d) shall enforce the provisions of any contract, agreement, obligation, bond or other performance security with respect thereto. It is understood that the Project is that of the Company and any contracts made by the Company with respect thereto, whether acquisition contracts, construction contracts or otherwise, or any work to be done by the Company on the Project are made or done by the Company in its own behalf and not as agent or contractor for the Issuer.

      Subject to the provisions of the Reimbursement Agreement and as set forth below, disbursements from the Project Fund shall be made only to reimburse or pay the Company, or any person designated by the Company, for the following Project Costs:

              (1) Costs incurred directly or indirectly for or in connection with the acquisition, development, construction, installation, equipping, furnishing or improvement of the Project, including, but not limited to, costs incurred in respect of the Project for preliminary planning and studies; architectural, legal, engineering, surveying, accounting, consulting, supervisory and other services; labor, services and materials; and recording of documents and title work.

              (2) Premiums attributable to any surety bonds and insurance required to be taken out and maintained during the construction period with respect to the Project.

              (3) Taxes, assessments and other governmental charges in respect of the Project that may become due and payable during the construction period.

              (4) Costs incurred directly or indirectly in seeking to enforce any remedy against any contractor or subcontractor in respect of any actual or claimed default under any contract relating to the Project.

              (5) Financial, legal, accounting, printing and engraving fees, charges and expenses, and all other such fees, charges and expenses incurred in connection with the authorization, sale, issuance and delivery of the Bonds, including, without limitation, the fees and expenses of the Trustee and any paying agent properly incurred under the Indenture that may become due and payable during the construction period.

              (6) Any other costs, expenses, fees and charges properly chargeable to the cost of acquisition, construction, installation, equipment or improvement of the Project.

      Any disbursements from the Project Fund for the payment of the Project Costs shall be made by the Trustee to the Company upon receipt of a requisition in the form of Exhibit C hereto signed by a Company Representative and approved by the Bank. No Bond proceeds in the Project Fund shall be disbursed in payment of costs which constitute costs of issuance of the Bonds in excess of the 2% limit set forth in Section 147(g) of the Code.

      Any moneys in the Project Fund remaining after the Completion Date and payment, or provision for payment, in full of the Project Costs, at the direction of the Company Representative with consent of the Bank, promptly shall be:

              (A) used to acquire, construct, install, equip and improve such additional real or personal property in connection with the Project as is designated by the Company Representative and the acquisition, construction, installation, equipment and improvement of which will be permitted under the Act; or

              (B)    paid into the Bond Fund; or

              (C) returned to the Company (if a minimum of 98% of the principal amount of the Bonds has been previously disbursed from the Project Fund).

      In all such cases, the remaining Project Fund moneys shall be used or applied only to the extent that suchuse or application will not, in the opinion of nationally recognized bond counsel or under ruling of the Internal Revenue Service, result in the interest on the Bonds becoming included in the gross income of the Owners for federal income tax purposes.

      For purposes of complying with the requirements of this Section, the Trustee may conclusively rely and shall be protected in acting or refraining from acting upon the certified requisition of the Company. The Trustee shall not be bound to make an investigation into the facts or matters stated in any requisition of the Company. The Trustee shall not be responsible for determining whether the funds on hand in the Project Fund are sufficient to complete the Project. The Trustee shall not be responsible to collect lien waivers.

      Section 3.3. Completion Date. The Company shall notify the Issuer, the Bank and the Trustee of the Completion Date by a certificate signed by the Company Representative stating:

              (1)    the date on which the Project was substantially completed,

              (2) that all other facilities necessary in connection with the Project have been acquired, constructed, installed, equipped and improved,

              (3) that the acquisition, construction, installation, equipment and improvement of the Project and those other facilities have been accomplished in such a manner as to conform with all applicable zoning, planning, building, environmental and other similar governmental regulations,

              (4) that except as provided in subsection (5) of this Section, all costs of that acquisition, construction, installation, equipment and improvement then or theretofore due and payable have been paid, and

              (5) the amounts which the Trustee shall retain in the Project Fund for the payment of Project Costs not yet due or for liabilities which the Company is contesting or which otherwise should be retained and the reasons such amounts should be retained.

      The certificate may state that it is given without prejudice to any rights against third parties which then exist or subsequently may come into being. The certificate shall be delivered as promptly as practicable after the occurrence of the events and conditions referred to in subsections (1) through
(4) of this Section.

      Section 3.4. Company Required to Pay in Event Project Fund Insufficient. In the event the moneys in the Project Fund available for payment of the Project Costs should not be sufficient to pay such Project Costs in full, Company agrees to pay that portion of the Project Costs in excess of the moneys available therefor in the Project Fund. Issuer does not make any warranty, either express or implied, that the moneys paid into the Project Fund and available for payment of the Project Costs will be sufficient to pay all of such Project Costs. Company agrees that if after exhaustion of the moneys in the Project Fund, Company should pay any portion of the Project Costs pursuant to the provisions of this Section, Company shall not be entitled to any reimbursement therefor from Issuer, Trustee or the Owners of any of the Bonds, nor shall Company be entitled to any diminution of the amounts payable under
Section 4.2 hereof.

      Section 3.5. No Warranty by Issuer. THE COMPANY RECOGNIZES THAT THE ISSUER HAS NOT MADE AN INSPECTION OF THE PROJECT OR OF ANY FIXTURE OR OTHER ITEM CONSTITUTING A PORTION THEREOF, AND THE ISSUER MAKES NO

WARRANTY OR REPRESENTATION, EXPRESS OR IMPLIED OR OTHERWISE, WITH RESPECT TO THE SAME OR THE LOCATION, USE, DESCRIPTION, DESIGN, MERCHANTABILITY, FITNESS FOR USE FOR ANY PARTICULAR PURPOSE, CONDITION OR DURABILITY THEREOF, OR AS TO THE ISSUER'S OR THE COMPANY'S TITLE THERETO OR OWNERSHIP THEREOF OR OTHERWISE, IT BEING AGREED THAT ALL RISKS INCIDENT THERETO ARE TO BE BORNE BY THE COMPANY. IN THE EVENT OF ANY DEFECT OR DEFICIENCY OF ANY NATURE IN THE PROJECT OR ANY FIXTURE OR OTHER ITEM CONSTITUTING A PORTION THEREOF, WHETHER PATENT OR LATENT, THE ISSUER SHALL HAVE NO RESPONSIBILITY OR LIABILITY WITH RESPECT THERETO. THE PROVISIONS OF THIS SECTION 3.5 HAVE BEEN NEGOTIATED AND ARE INTENDED TO BE A COMPLETE EXCLUSION AND NEGATION OF ANY WARRANTIES OR REPRESENTATIONS BY THE ISSUER, EXPRESS OR IMPLIED, WITH RESPECT TO THE PROJECT OR ANY FIXTURE OR OTHER ITEM CONSTITUTING A PORTION THEREOF, WHETHER ARISING PURSUANT TO THE UNIFORM COMMERCIAL CODE OF THE STATE OF NORTH CAROLINA OR ANOTHER LAW NOW OR HEREAFTER IN EFFECT OR OTHERWISE.

      Section 3.6. Annual Report. Promptly after each June 30 during the time in which Bonds are outstanding, the Company shall report to the Issuer and the LGC the principal amount of Bonds outstanding on such June 30.

                                   ARTICLE IV

                  LOAN OF PROCEEDS TO COMPANY; LOAN PROVISIONS

      Section 4.1. Loan of Proceeds. Issuer agrees, upon the terms and conditions contained in this Agreement, to lend to Company the proceeds received by Issuer from the sale of the Bonds. Such proceeds shall be disbursed to or on behalf of Company as provided in Section 3.2 hereof. The Company's obligation to repay the loan shall be evidenced by the Note.

      Section 4.2. Amounts Payable.

      (a) Company hereby covenants and agrees to repay the loan until the principal of and premium, if any, and interest on the Bonds shall have been fully paid or provision for the payment thereof shall have been made in accordance with the Indenture. On any date on which the Purchase Price of, principal of (whether at maturity or upon redemption or acceleration or otherwise), or premium or interest on, the Bonds is due, the Company shall pay in immediately available funds an amount which, together with other moneys available therefor in the Bond Fund and Purchase Fund, will enable Trustee to pay the amount payable on such date as Purchase Price, principal, premium, if any, and interest on the Bonds as provided in the Indenture.

      It is understood and agreed that all payments payable under this Section 4.2(a) by Company are assigned by Issuer to Trustee for the benefit of the Owners of the Bonds. Company assents to such assignment. Issuer hereby directs Company and Company hereby agrees to pay to Trustee at Trustee's principal corporate trust office all payments payable by Company pursuant to this Section 4.2(a).

      (b) So long as any Bonds remain Outstanding under the Indenture, Company will also pay all fees and expenses of the Issuer, including reasonable attorneys' fees, related to the Bonds, the Project, this Agreement or the Indenture. The Issuer shall be paid directly by the Company.

      (c) Company will also pay the reasonable fees and expenses of Trustee under the Indenture, such reasonable fees and expenses to be paid directly to the Trustee for the Trustee's own account as and when such reasonable fees and expenses become due and payable, and any reasonable expenses in connection with any redemption of the Bonds.

      (d) In the event Company should fail to make any of the payments required in this Section 4.2, the item or installment so in Default shall continue as an obligation of Company until the amount in Default shall have been fully paid, and Company agrees to pay the same with interest thereon, to the extent permitted by law, from the date thereof at the highest rate per annum payable on the Bonds.

      (e) Any drawings made under the Letter of Credit will be used to make the payments required by Section 4.2(a) above for principal of and interest on and the Purchase Price of the Bonds and the Company will receive credit against the payment obligations in Section 4.2(a) in the amount of the drawings.

      Section 4.3. Obligations of Company Hereunder Unconditional; Payments Assigned. The obligations of Company to make the payments required in Section 4.2(a) through (d) and other sections hereof and to perform and observe the other agreements contained herein shall be absolute and unconditional and shall not be subject to any defense or any right of setoff, counterclaim or recoupment arising out of any breach by Issuer or Trustee of any obligation to Company, whether hereunder or otherwise, or out of any indebtedness or liability at any time owing to Company by Issuer or Trustee and until such time as the principal of, premium, if any, and interest on the Bonds shall have been fully paid or provision for the payment thereof shall have been made in accordance with the Indenture, Company (i) will not suspend or discontinue any payments provided for in Section 4.2(a) through (d) hereof, and (ii) except as provided in Article IX hereof, will not terminate the Term of Agreement for any cause, including, without limiting the generality of the foregoing, the occurrence of any acts or circumstances that may constitute failure of consideration, eviction or constructive eviction, destruction of or damage to the Project, the taking by eminent domain of title to or temporary use of any or all of the Project, commercial frustration of purpose, any change in the tax or other laws of the United States of America or of the State or any political subdivision of either thereof or any failure of Issuer or Trustee to perform and observe any agreement, whether express or implied, or any duty, liability or obligation arising out of or connected with this Agreement. Nothing contained in this Section shall be construed to release Issuer from the performance of any of the agreements on its part herein contained, and in the event Issuer or Trustee should fail to perform any such agreement on its part, the Company may, as its sole remedy, institute action for specific performance against the Issuer or Trustee as the Company may deem necessary to compel performance so long as such action does not abrogate the obligations of the Company contained in the first sentence of this Section. The Company may, however, at Company's own cost and expense and in Company's own name or in the name of Issuer, upon the consent of the Issuer, prosecute or defend any action or proceeding or take any other action involving third persons which Company deems reasonably necessary in order to secure or protect Company's right of possession, occupancy and use hereunder, and in such event Issuer hereby agrees to cooperate fully with Company and to take all action necessary to effect the substitution of Company for Issuer in any such action or proceeding if Company shall so request.

      Section 4.4. Maintenance and Modification of Project by Company. Company agrees that at all times during the Term of Agreement, Company will, at Company's own expense, maintain, preserve, and keep the Project or cause the Project to be maintained, preserved and kept, with the appurtenances and every part and parcel thereof, in good repair, working order and condition and that Company will from time to time make or cause to be made all necessary and proper repairs, replacements and renewals deemed proper and necessary by it. Company agrees that it will obtain all permits and approvals required to be obtained with respect to the Project.

      In addition, Company shall have the privilege of remodeling the Project or making substitutions, additions, modifications and improvements to the Project from time to time as Company, in its discretion, may deem to be desirable for Company's use for such purposes as shall be permitted by the Act (with the prior written consent of the Bank, if required by the terms of the Reimbursement Agreement or the Bank Mortgage and if the Letter of Credit is outstanding), the costs of which remodeling, substitutions, additions, modifications and improvements shall be paid by Company, and the same shall be the property of Company and be included under the terms of this Agreement and the lien of the Indenture as part of the Project; provided, however, that such remodeling, substitutions, additions, modifications and improvements shall not in any way damage the Project, and provided that the Project, as remodeled, improved or altered, upon completion of such remodeling, substitutions, additions, modifications and improvements made pursuant to this Article IV shall be of a value not less than the value of the Project immediately prior to the remodeling or the making of substitutions, additions, modifications and improvements. Any property for which a substitution or replacement is made pursuant to this Section 4.4 may be disposed of by Company in any manner and in the sole discretion of Company. Company will not permit any mechanic's or other lien to be established or remain against the Project for labor or materials furnished in connection with any remodeling, substitutions, additions, modifications, improvements, repairs, renewals or replacements so made by Company, provided that Company may in good faith contest any mechanic's or other lien filed or established against the Project and in such event may permit the items so contested to remain undischarged and unsatisfied during the period of such contest and any appeal therefrom unless by nonpayment of any such items the lien of the Indenture will be materially endangered or the Project or any part thereof will be subject to loss or forfeiture, in which event Company shall promptly pay and cause to be satisfied and discharged all such unpaid items.

      Section 4.5. Taxes and Governmental and Utility Charges. The Company will pay or cause to be paid, during the Term of Agreement, as the same respectively become due, all taxes and governmental charges of any kind whatsoever that may at any time be lawfully assessed or levied against or with respect to the Project or any part thereof, including, without limiting the generality of the foregoing, any taxes levied upon the Project which, if not paid, will become a charge on the receipts from the Project, or a lien against the Project or any interest therein or the revenues derived therefrom or hereunder; all utility and other charges incurred in the operation, maintenance, use, occupancy and upkeep of the Project and all assessments and charges lawfully made by any governmental body for public improvements that may be secured by a lien on the Project, provided that with respect to special assessments or other governmental charges that may lawfully be paid in installments over a period of years, Company shall be obligated to pay only such installments as are required to be paid during the Term of Agreement.

      Company may, at Company's expense and in Company's name, in good faith contest any such taxes, assessments and other charges and, in the event of any such contest, may permit the taxes, assessments or other charges so contested to remain unpaid during the period of such contest and any appeal therefrom unless by nonpayment of any such items the security afforded pursuant to the terms of the Indenture will be materially endangered or the Project or any essential part thereof will be subject to loss or forfeiture, in which event such taxes, assessments or charges shall be paid forthwith. In the event that Company shall fail to pay any of the foregoing items required by this Section to be paid by Company, the Issuer, Bank or Trustee may (but shall be under no obligation to) pay the same, and any amounts so advanced therefor by Issuer, Bank or Trustee shall become an additional obligation of Company to the party making the advancement, which amounts, together with interest thereon at the Reference Rate plus 2% per annum, Company agrees to pay.

      On request, the Company shall provide proof of payment of any such charges during the term of this Agreement. Company shall maintain a set of plans and specifications at the Project site.

      Section 4.6. Insurance. Company shall maintain adequate insurance for the Project. Adequate insurance shall be deemed to be the insurance required by the Initial Bank and if none is required by the Initial Bank, insurance ordinarily obtained and maintained by companies engaged in similar operations as those conducted at the Project site.

      Section 4.7. Financing Statements. Company shall file or cause to be filed at its expense any financing statements, continuation statements or other documents whenever necessary or advisable to perfect or maintain the security interests granted under the Indenture.

                                    ARTICLE V

                      DAMAGE, DESTRUCTION AND CONDEMNATION;
                               USE OF NET PROCEEDS

      Section 5.1. Damage, Destruction and Condemnation. If prior to full payment of the Bonds (or provisions for payment thereof having been made in accordance with the provisions of the Indenture) (i) the Project or any portion thereof is destroyed (in whole or in part) or is damaged by fire or other casualty or (ii) title to or any interest in, or the temporary use of, the Project or any part thereof shall be taken under the exercise of the power of eminent domain by any governmental body or by any person, firm or corporation acting under governmental authority, Company shall be obligated to continue to pay the amounts specified in Section 4.2 hereof.

      Section 5.2. Application of Net Proceeds. Issuer, Trustee and Company will cause the Net Proceeds of any insurance proceeds or condemnation award resulting from any event described in Section 5.1 hereof to be applied as provided in the Bank Mortgage so long as the Letter of Credit is in effect and the events described in Section 10.11 hereof have not occurred. If the Letter of Credit is not in effect or if an event described in Section 10.11 hereof has occurred, all Net Proceeds (but only if the Net Proceeds exceed $100,000) shall be deposited in a separate trust fund and applied in one or more of the following ways as shall be elected by Company in a written notice to Issuer and
Trustee:

      (a) To the prompt repair, restoration, modification or improvement of the Project by Company, and Issuer will authorize and direct Trustee to make payments from such separate fund for such purposes or to reimburse Company for costs paid by it in connection therewith upon receipt of a requisition acceptable to Trustee signed by a Company Representative stating with respect to each payment to be made: (i) the requisition number, (ii) the name and address of the person, firm or corporation to whom payment is due, (iii) the amount to be paid and (iv) that each obligation mentioned therein has been properly incurred, is a proper charge against the separate trust fund and has not been the basis of any previous withdrawal. Any balance of the Net Proceeds remaining after such work has been completed shall be (i) transferred to the Bond Fund to be applied to the payment of principal of and premium, if any, and interest on the Bonds, or if the Bonds have been fully paid (or provision for payment thereof has been made in accordance with the provisions of the Indenture), any balance remaining in such separate trust fund shall be paid to Company; or (ii) transferred to the Company if the Company provides to the Trustee an appraisal to the effect that the repair and restoration of the Project has resulted in the Project having at least equal value as that existing prior to the damage, destruction or condemnation.

      (b) To optional redemption of the Bonds on the next succeeding redemption date as specified in a written notice by Company to Trustee, provided that no part of the Net Proceeds may be applied for such redemption unless (i) all of the Bonds are to be redeemed in accordance with the Indenture upon prepayment of the amounts payable hereunder, or (ii) in the event that less than all of the Bonds are to be redeemed, Company shall furnish to Issuer and Trustee a certificate of Company Representative acceptable to Issuer and Trustee stating that (A) the property forming the part of the Project that was damaged or destroyed by such casualty or was taken by such condemnation proceedings is not essential to the use or possession of the Project by Company or (B) the Project has been repaired, restored, modified or improved to operate as designed. After the foregoing, if the Bonds are no longer Outstanding, any remaining Net Proceeds shall be paid to the Company.

      Section 5.3. Insufficiency of Net Proceeds. Unless the Company elects to redeem the Bonds under Section 5.2(b) above, if the Net Proceeds are insufficient to pay in full the cost of any repair, restoration, modification or improvement referred to in Section 5.2(a) hereof, Company will nonetheless complete the work and will pay any cost in excess of the amount of the Net Proceeds held by Trustee. Company agrees that if by reason of any such insufficiency of the Net Proceeds, Company shall make any payments pursuant to the provisions of this Section, Company shall not be entitled to any reimbursement therefor from Issuer, Trustee or the Owners of any of the Bonds, nor shall Company be entitled to any diminution of the amounts payable under
Section 4.2 hereof.

      Section 5.4. Cooperation of Trustee. Trustee shall cooperate fully with Company at the expense of Company in filing any proof of loss with respect to any insurance policy covering the casualties described in Section 5.1 hereof and in the prosecution or defense of any prospective or pending condemnation proceeding with respect to the Project or any part thereof or any property of Company in connection with which the Project is used and will, to the extent it may lawfully do so, permit Company to litigate in any proceeding resulting therefrom in the name and on behalf of Trustee. In no event will Trustee voluntarily settle, or consent to the settlement of, any proceeding arising out of any insurance claim or any prospective or pending condemnation proceeding with respect to the Project or any part thereof without the written consent of Company Representative and without the prior written consent of the Bank (if such consent is required by the terms of the Reimbursement Agreement and the Letter of Credit is in effect).

      Section 5.5. Condemnation of Property Owned by Company Not in Project. Company shall be entitled to the Net Proceeds of any condemnation award or portion thereof made for destruction of, damage to or taking of its property not included in the Project.

                                   ARTICLE VI

                                SPECIAL COVENANTS

      Section 6.1. No Warranty of Condition or Suitability by Issuer. Issuer makes no warranty, either express or implied, as to the Project or the condition thereof, or that the Project will be suitable for the purposes or needs of Company.

      Section 6.2. Access to the Project. Company agrees that Issuer, Trustee, and their duly authorized agents shall have such rights of access to the Project as may be reasonably necessary for the proper maintenance of the Project in the event of failure by Company to perform its obligations under
Section 4.4 hereof. Issuer, Trustee, and their duly authorized agents shall also be permitted, at all reasonable times and upon reasonable notice to the Company, to examine the books and records of Company and plans and specifications with respect to the Project.

      Section 6.3. Further Assurances and Corrective Instruments. Issuer and Company agree that they will, from time to time, execute, acknowledge and deliver, or cause to be executed, acknowledged and delivered, such supplements hereto and such further instruments as may reasonably be required for correcting any inadequate or incorrect description of the Project or for carrying out the expressed intention of this Agreement.

      Section 6.4. Issuer and Company Representatives. Whenever under the provisions of this Agreement the approval of Issuer or Company is required to take some action at the request of the other, such approval or such request shall be given for Issuer by an Authorized Representative and for Company by a Company Representative. The Trustee and any party hereto shall be authorized to act on any such approval or request.

      Section 6.5. Maintenance of Letter of Credit. The Company may not take any action, or omit to take -any action which results in the cancellation of the Letter of Credit prior to its Stated Expiration Date without first obtaining a Substitute Letter of Credit, except as provided in the Indenture with respect to the conversion of the Bonds to a Fixed Rate Mode so long as following such conversion, the Bonds have an Investment Grade Rating. The Company may not reduce the amount of the Letter of Credit or amend the Letter of Credit, except pursuant to its terms.

      Section 6.6. Acts With Respect to Bonds. The Company hereby covenants to take any and all actions required of it pursuant to the terms of the Indenture to provide for the purchase, tender and redemption of the Bonds as set forth in the Indenture.

                                   ARTICLE VII
                          ASSIGNMENT, SELLING, LEASING,
                         INDEMNIFICATION AND REDEMPTION

      Section 7.1.   Assignment, Selling and Leasing, Merger or Sale of Assets.
(a) This Agreement may be assigned and the Project leased or sold, as a whole or in part, by Company without obtaining the consent of either Issuer or Trustee subject, however, (1) to the prior written consent of the Bank (if required by the terms of the Reimbursement Agreement or the Bank Mortgage) so long as the Letter of Credit is outstanding and no event described in Section
10.11 has occurred, and (2) to each of the following conditions:

              (i) The assignee, purchaser or lessee of the Project shall acquire the Project subject to the obligations of Company hereunder to the extent of the interest assigned or leased.

              (ii) Company shall, within thirty (30) days, furnish or cause to be furnished to Issuer and Trustee a true and complete copy of each assignment, assumption of obligation, contract of sale or lease, as the case may be.

              (iii) Company shall deliver to Issuer, Trustee and Bank an opinion of nationally recognized bond counsel to the effect that such sale, assignment, or leasing will not adversely affect the tax-exempt status of interest on the Bonds.

              (iv) Company shall deliver notice to Issuer, Trustee and the LGC of the identity of any purchaser, assignee or lessee.

      Upon any such assignment, sale or lease, the Company shall not be released of its obligations hereunder without the written consent of the Bank so long as the Letter of Credit is outstanding and no event described in
Section 10.11 has occurred.

      (b) Company agrees that so long as any Bonds remain outstanding it shall maintain its existence as a corporation organized under the laws of the State of Delaware and agrees that it shall not merge or consolidate with any other entity and shall not transfer or convey all or substantially all of its property, assets and licenses; provided, however, that Company may, without violating any provision hereof, consolidate with or merge into another domestic entity (i.e., an entity existing under the laws of one of the states of the United States of America or the District of Columbia) or permit one or more other domestic entities to consolidate with or merge into it, or transfer all or substantially all of its assets to another domestic entity, but only on the condition that:

              (i) the assignee entity or the entity resulting from or surviving such merger (if other than Company) or consolidation or the entity to which such transfer is made expressly assumes in writing and agrees to perform all of the respective obligations of the Company and under the Bank documents;

              (ii) in connection with any such consolidation, merger or transfer, if a Letter of Credit is in effect, the Bank shall expressly ratify and affirm that the Letter of Credit remains in full force and effect and if no Letter of Credit is then in effect, the Rating Agency then rating the Bonds shall expressly affirm that the rating assigned to the Bonds will not fall below an Investment Grade Rating as a result of such consolidation, merger or transfer;

              (iii) the surviving entity shall preserve and keep in full force and effect all licenses and permits necessary to the proper conduct of its business;

              (iv) Company shall obtain and deliver to the Issuer, the Trustee, and the Bank an Opinion of nationally recognized bond counsel to the effect that such consolidation, merger or transfer will not adversely affect the tax-exempt status of interest on the Bonds; and

              (v) the surviving entity shall notify the Issuer and the LGC of its identity and address for notices.

      Section 7.2. Release and Indemnification Covenants.

      (a) Company shall and hereby agrees to indemnify and save the Issuer, the LGC and Trustee and their respective officers, commissioners, directors, members, officials, agents and employees harmless against and from all claims by or on behalf of any person, firm, corporation or other legal entity arising from the conduct of management of, or from any work or thing done on, the Project during the Term of Agreement, including without limitation, (i) any condition of the Project, (ii) any breach or default on the part of Company in the performance of any of its obligations under this Agreement, (iii) any act or negligence of Company or of any of its agents, contractors, servants, employees or licensees or (iv) any act or negligence of any assignee or lessee of Company, or of any agents, contractors, servants, employees or licensees of any assignee or lessee of Company, unless such assignee has assumed the Company's obligations hereunder in whole pursuant to Section 7.1. Company shall indemnify and save Issuer and Trustee harmless from any such claim arising as aforesaid, or in connection with any action or proceeding brought thereon, and upon notice from Issuer or Trustee, Company shall defend the indemnified party in any such action or proceeding.

      (b) Notwithstanding the fact that it is the intention of the parties hereto that Issuer shall not incur any pecuniary liability by reason of the terms of this Agreement or the undertakings required of Issuer or Trustee hereunder, by reason of the issuance of the Bonds, by reason of the execution of the Indenture or by reason of the performance of any act requested of Issuer or Trustee by Company, including all claims, liabilities or losses arising in connection with the violation of any statutes or regulations pertaining to the foregoing (excluding those arising from the gross negligence or willful misconduct of the Issuer or Trustee), nevertheless, if Issuer or Trustee should incur any such pecuniary liability, then in such event Company shall indemnify and hold such indemnified party harmless against all claims by or on behalf of any person, firm or corporation or other legal entity arising out of the same and all costs and expenses incurred in connection with any such claims or in connection with any action or proceeding brought thereon, and upon notice from the indemnified party, Company shall defend such indemnified party in any such action or proceeding.

      (c) This Section 7.2 shall survive payment and discharge of the Bonds.

      Section 7.3. Assignment of Interest in this Agreement by Issuer. Any assignment or pledge by Issuer to Trustee pursuant to the Indenture of any interest in this Agreement or any monies receivable under this Agreement shall be subject to this Agreement.

      Section 7.4. Redemption of Bonds. Company shall have and is hereby granted the option to prepay from time to time the amounts payable under this Agreement in sums sufficient to redeem or purchase or to pay or cause to be paid all or part of the Bonds and interest thereon in accordance with the provisions of the Indenture. In order to exercise this option, the Company shall deliver to the Trustee notice by facsimile transmission of its election to so redeem, at least thirty-five (35) days prior to the proposed redemption date. Consent of the Bank to such prepayment is required as provided in
Section 3.01 of the Indenture. Issuer and Trustee, at the request of Company, shall forthwith take all steps (other than the payment of the money required for such redemption) necessary under the applicable redemption provisions of the Indenture to effect redemption of all or part of the then Outstanding Bonds, as may be specified by Company, on the date established for such redemption.

      Section 7.5. Installation of Company's Own Property. The Company and tenants thereof may, from time to time in their sole discretion and at their own expense, install machinery, equipment and other tangible property in and on the Project. All such machinery, equipment and other tangible property shall remain separate and apart from the Project and constitute property of the Company or tenant, as applicable, in which Issuer and Trustee shall have no interest unless such machinery, equipment and other tangible property is necessary to the operation of the Project.

      Section 7.6. References to Bonds Ineffective After Bonds Paid. Upon payment in full of the Bonds (or provision for payment thereof having been made in accordance with the provisions of the Indenture), all references in this Agreement to the Bonds and Trustee shall be ineffective, and neither Trustee nor the holders of any of the Bonds shall thereafter have any rights hereunder, saving and excepting those that shall have theretofore vested or would affect the tax-exempt status of the Bonds.

      Section 7.7. Issuer to Grant Security Interest to Trustee. The parties hereto agree that pursuant to the Indenture, Issuer shall assign to Trustee in order to secure payment of the Bonds all I of Issuer's right, title and interest in this Agreement except Issuer's rights under Sections 4.2(b), 7.2,
8.4 and 10.10 hereof and any rights to receive notices or reports..

      Section 7.8. Certain References Ineffective After Letter of Credit Termination Date. From and after the Letter of Credit Termination Date, upon receipt by the Trustee of a certificate from the Bank stating that all amounts payable to the Bank have been paid in full, and upon surrender of the Letter of Credit to the Bank, all references to the Bank shall be ineffective, unless a Substitute Letter of Credit or Replacement Letter of Credit has been provided to the Trustee.

                                  ARTICLE VIII

                         EVENTS OF DEFAULT AND REMEDIES

      Section 8. Events of Default Defined. The following shall be "Events of Default" under this Agreement and the term "Event of Default" and "Default" shall mean, whenever they are used in this Agreement, any one or more of the following events:

      (a)     failure by Company to pay the amounts required to be paid under
Section 4.2(a) hereof at the times specified therein;

      (b) failure by Company to observe and perform any covenant, condition or agreement on its part to be observed or performed, other than as referred to in Section 8.1 (a), for a period of thirty (30) days after written notice specifying such failure and requesting that it be remedied shall have been given to Company (with a copy to the Bank, so long as the Letter of Credit is outstanding) by Issuer or Trustee, unless Issuer and Trustee shall agree in writing to an extension of such time prior to its expiration, provided, however, if the failure stated in the notice cannot be corrected within the applicable period, Issuer and Trustee will not unreasonably withhold their consent to an extension of such time if corrective action is instituted by Company within the applicable period and is being diligently pursued until the Default is corrected;

      (c) the filing of a petition in bankruptcy by Company under the United States Bankruptcy Code, the filing of a petition against Company under the United States Bankruptcy Code which petition is not vacated within sixty
(60) days after the filing thereof, failure by Company within ninety (90) days to have discharged any execution, garnishment or attachment of such consequence as would impair the ability of Company to carry on its operations at the Project, assignment by Company for the benefit of creditors, the entry by Company into an agreement of composition with creditors, or the failure generally by Company to pay its debts as they become due; or

      (d)     the occurrence of an Event of Default under the Indenture.

The provisions of subsection (b) of this Section are subject to the following limitation: if by reason of force majeure Company is unable in whole or in part to carry out any of its agreements contained herein (other than its obligations contained in Article IV hereof), Company shall not be deemed in Default during the continuance of such inability. The term "force majeure" as used herein shall mean, without limitation, the following: acts of God; strikes, lockouts or other industrial disturbances; acts of public enemies; orders or restraints of any kind of the government of the United States of America or of the State or of any of their departments, agencies or officials, or of any civil or military authority; insurrections; riots; landslides; earthquakes; fires; storms; droughts; floods; explosions; breakage or accident to machinery, transmission pipes or canals; and any other cause or event not reasonably within the control of Company. Company agrees, however, to remedy with all reasonable dispatch the cause or causes preventing Company from carrying out its agreement.

      Section 8.2.  Remedies on Default.

      (a) Whenever any Event of Default referred to in Section 8.1 hereof shall have happened and be continuing, and the Trustee has accelerated the Bonds pursuant to the provisions of the Indenture, Trustee (or Issuer with the written consent of Trustee), may by written notice to Company, with notice of same given to Issuer and the LGC, declare an amount equal to all amounts then due and payable on the Bonds, whether by acceleration of maturity (as provided in the Indenture) or otherwise, to be immediately due and payable, whereupon the same shall become immediately due and payable, and exercise the remedies provided in the Indenture.

      In addition, the Trustee (or Issuer with the written consent of the Trustee) may take one or any more of the following remedial steps:

                     (i) Have reasonable access to and inspect, examine and make copies of the books and records and any and all accounts, data and income tax and other tax returns of Company during regular business hours of Company if reasonably necessary in the opinion of Trustee; or

                     (ii) Take whatever action at law or in equity may appear necessary or desirable to collect the amounts then due and thereafter to become due, or to enforce performance and observance of any obligation, agreement or covenant of Company under this Agreement.

      (b) Whenever any Event of Default referred to in Section 8.1 hereof shall have happened and be continuing, and the Trustee has not accelerated the Bonds pursuant to the provisions of the Indenture, the Trustee (or Issuer with the written consent of Trustee) may take one or more of the remedial steps outlined in Section 8.2(a)(i) and (ii) above.

      (c) The Issuer, without the consent of the Trustee, may enforce its rights hereunder and under the Indenture to receive payment of fees and indemnification and to bring actions and proceedings therefor, independent of any action by the Trustee.

      Any amounts collected pursuant to action taken under this Section 8.2, excluding amounts collected by the Issuer pursuant to subsection (c) of this
Section 8.2, shall be paid into the Bond Fund and applied in accordance with the provisions of the Indenture.

      Section 8.3. No Remedy Exclusive. No remedy herein conferred upon or reserved to Issuer is intended to be exclusive of any other available remedy or remedies, but each and every such remedy shall be cumulative and shall be in addition to every other remedy given under this Agreement or now or hereafter existing at law or in equity. No delay or omission to exercise any right or power accruing upon any Default shall impair any such right or power or shall be construed to be a waiver thereof, but any such right or power may be exercised from time to time and as often as may be deemed expedient. In order to entitle Issuer to exercise any remedy reserved to it in this Article, it shall not be necessary to give any notice, other than such notice as may be required in this Article. Such rights and remedies as are given Issuer hereunder shall also extend to Trustee, and

Trustee and the holders of the Bonds, subject to the provisions of the Indenture, shall be entitled to the benefit of all covenants and agreements herein contained.

      Section 8.4. Agreement to Pay Attorneys' Fees and Expenses. In the event Company should Default under any of the provisions of this Agreement and Issuer or Trustee should employ attorneys or incur other expenses for the collection of payments required hereunder or the enforcement of performance or observance of any obligation or agreement on the part of Company herein contained, Company agrees that it will on demand therefor pay to Issuer and Trustee the reasonable fees of such attorneys and such other expenses so incurred by Issuer or Trustee.

      Section 8.5. No Additional Waiver Implied by One Waiver. In the event any agreement contained in this Agreement should be breached by either party and thereafter waived by the other party, such waiver shall be limited to the particular breach so waived and shall not be deemed to waive any other breach hereunder.

                                   ARTICLE IX

                               PREPAYMENT OF LOAN

      Section 9.1. Option to Terminate At Any Time. With the prior written consent of the Bank, Company shall have, and is hereby granted, the option to terminate the Term of Agreement at any time prior to full payment of the Bonds (or provisions for payment thereof having been made in accordance with the provisions of the Indenture) (i) by paying to Trustee Eligible Funds (or other funds if the Bonds are not secured by a Letter of Credit) in an amount which, when added to the amount already on deposit in the Bond Fund, will be sufficient to pay, retire and redeem all the Outstanding Bonds in accordance with the provisions of the Indenture (including, without limiting the generality of the foregoing, principal of and interest to maturity or applicable redemption date, as the case may be, and premium, if any, expenses of redemption and Trustee's fees and expenses), and, in case of redemption, by making arrangements satisfactory to Trustee for the giving of the required notice of redemption and (ii) by giving Issuer notice in writing of such termination, and such termination shall forthwith become effective.

      Section 9.2. Option to Prepay Loan in Part. The Company, with the prior written consent of the Bank, may, pursuant to this Agreement make partial prepayments of the loan in Eligible Funds (or other funds if the Bonds are not secured by a Letter of Credit) to the same extent, on such dates, at such prices, and under such terms and conditions as partial prepayments of the Bonds may be made pursuant to the terms of the Indenture.

      Section 9.3. Relative Position of Options and Indenture. The options respectively granted to Company in this Article shall be and remain prior and superior to the Indenture and may be exercised whether or not Company is in Default hereunder.

      Section 9.4. Mandatory Prepayments. Company shall prepay the loan to the full extent of any mandatory redemption required under Section 3.02 of the Indenture.

                                    ARTICLE X

                                  MISCELLANEOUS

      Section 10.1. Term of Agreement. This Agreement shall remain in full force and effect from the date hereof to and including September 1, 2019 or until such time as all of the Bonds and the fees and expenses of Issuer and Trustee shall have been fully paid or provision made for such payments, whichever is later; provided that this Agreement may be terminated prior to such date if Company shall exercise its option to prepay the amounts payable hereunder pursuant to this Agreement.

      Section 10.2. Notices. All notices, certificates or other communications hereunder shall be sufficiently given and shall be deemed given when delivered or mailed by registered or certified mail, postage prepaid, addressed as provided in Section 14.07 of the Indenture.

      A duplicate copy of each notice, certificate or other communication given hereunder by Issuer or Company shall also be given to Trustee, Bank and Original Purchaser. Issuer, Company, Bank, Trustee and Original Purchaser may, by written notice given hereunder, designate any further or different addresses to which subsequent notices, certificates or other communications shall be sent.

      Section 10.3. Binding Effect. This Agreement shall inure to the benefit of and shall be binding upon Issuer, Company, Trustee, the Owners and their respective successors and assigns, subject, however, to the limitations contained in Section 2.2(b), 7.1 and 7.3 hereof

      Section 10.4. Severability. In the event any provision of this Agreement shall be held invalid or unenforceable by any court of competent jurisdiction, such holding shall not invalidate or render unenforceable any other provision hereof.

      Section 10.5. Amounts Remaining in Bond Fund. It is agreed by the parties hereto that any amounts remaining in the Bond Fund upon expiration or earlier termination of the Term of Agreement, as provided in this Agreement, after payment in full of the Bonds (or provision for payment thereof having been made in accordance with the provisions of the Indenture), the fees and expenses of Trustee and any Paying Agents in accordance with the Indenture, the fees of the Issuer and any amounts owing to the Bank under the Reimbursement Agreement shall be paid by the Trustee to the Company.

      Section 10.6. Amendments, Changes and Modifications. Subsequent to the issuance of Bonds and prior to their payment in full (or provision for the payment thereof having been made in accordance with the provisions of the Indenture), and except as otherwise herein expressly provided, this Agreement may not be effectively amended, changed, modified, altered or terminated without the written consent of Trustee, in accordance with the provisions of
Article XII of the indenture.

      Section 10.7. Execution in Counterparts. This Agreement may be simultaneously executed in several counterparts, each of which shall be an original and all of which shall constitute but one and the same instrument.

      Section 10.8. Applicable Law. This Agreement shall be governed by and construed in accordance with the laws of the State.

      Section 10.9. Captions. The captions and headings in this Agreement are for convenience only and in no way define, limit or describe the scope or intent of any provisions or Sections of this Agreement.

      Section 10.10. Limitation of Issuer's Liability. Anything contained in this Loan Agreement to the contrary notwithstanding, any obligation the Issuer may incur in connection with the undertaking of the Project for the payment of money shall not be deemed to constitute a debt or general obligation of the Issuer, the State or any political subdivision thereof, but shall be payable solely from the revenues and receipts derived by it from this Loan Agreement and the Note, including payments received under the Note, and from payments made pursuant to the Letter of Credit. No provision in this Loan Agreement or any obligation herein imposed upon the Issuer, or the breach thereof, shall constitute or give rise to or impose upon the Issuer, the State or any political subdivision thereof a pecuniary liability or a charge upon its general credit or taxing powers. No officer or member of the Issuer shall be personally liable on this Loan Agreement. THE BONDS AND THE INTEREST THEREON AND REDEMPTION PREMIUM, IF ANY, SHALL NOT BE DEEMED TO CONSTITUTE A DEBT OR A PLEDGE OF THE FAITH AND CREDIT OF THE STATE OF NORTH CAROLINA OR ANY POLITICAL SUBDIVISION THEREOF, INCLUDING, WITHOUT LIMITATION, THE ISSUER AND GUILFORD COUNTY, NORTH CAROLINA. NEITHER THE STATE OF NORTH CAROLINA NOR ANY POLITICAL SUBDIVISION THEREOF, INCLUDING, WITHOUT LIMITATION, THE ISSUER AND GUILFORD COUNTY, NORTH CAROLINA, SHALL BE OBLIGATED TO PAY THE PRINCIPAL OF OR PREMIUM, IF ANY, OR INTEREST ON THE BONDS OR OTHER COSTS INCIDENT THERETO EXCEPT FROM THE REVENUES ASSIGNED AND PLEDGED THEREFOR, AND NEITHER THE FAITH AND CREDIT NOR THE TAXING POWER OF THE STATE OF NORTH CAROLINA OR ANY POLITICAL SUBDIVISION THEREOF, INCLUDING, WITHOUT LIMITATION, THE ISSUER AND GUILFORD COUNTY, IS PLEDGED TO THE PAYMENT OF THE PRINCIPAL OF OR PREMIUM, IF ANY, OR INTEREST ON THE BONDS OR OTHER COSTS INCIDENT THERETO. THE ISSUER HAS NO TAXING POWER.

      Section 10.11. Certain Events with respect to Bank. For purposes of Sections 5.2 and 7.1 hereof, the events described herein are as follows: (i) an Act of Bankruptcy (as defined in the Indenture) with respect to the Bank, or
(ii) the dishonor by the Bank of a conforming draw on the Letter of Credit. Any other reference herein to required consent of the Bank shall not apply if the Letter of Credit is no longer in effect and no amount is owing to the Bank under the Reimbursement Agreement.

      Section 10.12. No Benefits to Outside Parties. Nothing in this Loan Agreement, express or implied, is intended or shall be construed to confer upon or to give to any person or corporation, other than the parties hereto, the Owners of the Bonds issued under the Indenture and the Bank, any right, remedy or claim under or by reason of this Loan Agreement or covenant, condition or stipulation thereof; and the covenants, stipulations and agreements in this Loan Agreement contained are and shall be for the sole and exclusive benefit of the parties hereto, their successors and assigns, the Owners of the Bonds and the Bank.

      IN WITNESS WHEREOF, Issuer has caused this Agreement to be executed in its name, and Company has caused this Agreement to be executed in its name, as of the date first above written.

                                                                        THE GUILFORD COUNTY INDUSTRIAL
                                                                        FACILITIES AND POLLUTION CONTROL
                                                                        FINANCING AUTHORITY

(SEAL)

                                                                        By  /S/
                                                                          -------------------------------------------
                                                                                             Chairman

Attest:

   /S/
----------------------------------
            Secretary

                                                                        CRESCENT SLEEP PRODUCTS COMPANY

                                                                        By    /S/
                                                                           -------------------------------------------
                                                                                             Vice President

                                    EXHIBIT A

                               PROJECT DESCRIPTION

      The Project consists of the acquisition, construction and equipping of a 133,000 square foot facility on 14.8 acres of land in Guilford County to be owned and operated by the Company for the purpose of manufacturing mattresses.

                                    EXHIBIT B

                             FORM OF PROMISSORY NOTE

AFTER THE ENDORSEMENT AS HEREON PROVIDED AND PLEDGE OF THIS NOTE, THIS NOTE MAY NOT BE ASSIGNED, PLEDGED, ENDORSED OR OTHERWISE TRANSFERRED EXCEPT TO AN ASSIGNEE OR SUCCESSOR OF THE TRUSTEE IN ACCORDANCE WITH THE INDENTURE, BOTH REFERRED TO HEREIN.

$5,900,000                                                    September _, 1999

                                 PROMISSORY NOTE

      FOR VALUE RECEIVED, Crescent Sleep Products Company, a corporation duly formed and existing under the laws of the State of Delaware (the "Company"), by this promissory note does hereby promise to pay to the order of The Guilford County Industrial Facilities and Pollution Control Financing Authority (the "Issuer") the principal sum of Five Million Nine Hundred Thousand Dollars ($5,900,000), together with interest on the unpaid principal amount hereof, from the Issue Date (as defined in the Indenture referenced below) until paid in full, at a rate per annum equal to the rate of interest borne by the Bonds (as hereinafter defined), premium, if any, on the Bonds and Purchase Price (as defined in the Indenture). All such payments of principal, interest, premium and Purchase Price shall be made in funds which shall be immediately available on the due date of such payments and in lawful money of the United States of America at the principal corporate trust office of U.S. Bank Trust National Association, St. Paul, Minnesota, or its successor as trustee under the Indenture.

      The principal amount, interest, premium, if any, and Purchase Price shall be payable on the dates and in the amount, that principal of, interest on the Bonds, premium, if any, and Purchase Price are payable, subject to prepayment as hereinafter provided.

      The Company shall receive a credit for the amounts due and payable hereunder to the extent that payments are made by the Bank (as defined in the Indenture) pursuant to drawings under the Letter of Credit (as defined in the Indenture).

      This promissory note is the "Note" referred to in the Loan Agreement, dated as of September 1, 1999 (the "Agreement") between the Company and the Issuer, the terms, conditions and provisions of which are hereby incorporated by reference.

      This Note and the payments required to be made hereunder are irrevocably assigned, without recourse, representation or warranty, and pledged to U.S. Bank Trust National Association under the Indenture of Trust, dated as of September 1, 1999 (the "Indenture"), by and between the Issuer and U.S. Bank Trust National Association, as Trustee, and such payments will be made directly to the Trustee for the account of the Issuer pursuant to such assignment. Such assignment is made as security for the payment of $5,900,000 in aggregate principal amount of Industrial Development

Revenue Bonds (Crescent Sleep Products Company Project) Series 1999 (the "Bonds"), issued by the Issuer pursuant to the Indenture. All the terms, conditions and provisions of the Indenture and the Bonds are hereby incorporated as a part of this Note.

      The Company may at its option, and may under certain circumstances be required to, prepay together with accrued interest, all or any part of the amount due on this Note, as provided in the Agreement.

      Presentation, demand, protest and notice of dishonor are hereby expressly waived by the Company.

      The Company hereby promises to pay reasonable costs of collection and reasonable attorneys' fees in case of default on this Note.

      This Note shall be governed by, and construed in accordance with, the laws of the State of North Carolina.

                                                                        CRESCENT SLEEP PRODUCTS COMPANY



[SEAL]                                                                  By:
                                                                              --------------------------------
                                                                        Name:
                                                                              --------------------------------
                                                                        Title:
                                                                              --------------------------------

ATTEST:




--------------------------------
Secretary

                                   ENDORSEMENT

      Pay to the order of U.S. Bank Trust National Association, without recourse, as Trustee under the Indenture referred to in the within mentioned Agreement, as security for such Bonds issued under such Indenture. This endorsement is given without any warranty as to the authority or genuineness of the signature of the maker of the Note.



                                                                        THE GUILFORD COUNTY INDUSTRIAL
                                                                        FACILITIES AND POLLUTION CONTROL
                                                                        FINANCING AUTHORITY

                                                                        By:
                                                                              --------------------------------
                                                                        Name:
                                                                              ---------------------------------
                                                                        Title:
                                                                              ---------------------------------

Dated:
      ---------------

                                    EXHIBIT C

$_______________                                               No.____________

                           REQUISITION AND CERTIFICATE

                              ____________, 19__



U.S. Bank Trust National Association
180 East Fifth Street
St. Paul, Minnesota 55101
Attention: Corporate Trust Department

Ladies and Gentlemen:

      On behalf of Crescent Sleep Products Company (the "Company"), I hereby requisition from the funds representing the proceeds of the sale of the Industrial Development Revenue Bonds (Crescent Sleep Products Company Project) Series 1999, issued by The Guilford County Industrial Facilities and Pollution Control Financing Authority (the "Issuer"), and dated September 17, 1999 (the "Bonds"), which funds are held by you in The Guilford County Industrial Facilities and Pollution Control Financing Authority Industrial Development Revenue Bonds (Crescent Sleep Products Company Project) Series 1999 Project Fund in accordance with the Trust Indenture, dated as of September 1, 1999 (the "Indenture"), from the Issuer to you the sum of $_____________ to be paid to the person or persons indicated below:

              (1)         $_____________ for___________________________________

              _________________________________________________________________

              ____________ payable to _______________________________, and

              (2)         $_____________ for___________________________________

              _________________________________________________________________

              ____________ payable to__________________________________________


      I hereby certify that (a) the obligation to make such payment was incurred by the Issuer or the Company in connection with the acquisition of the Project (as defined in the Loan Agreement, of even date with the Indenture, between the Issuer and the Company, hereinafter referred to as the "Agreement"), is a proper charge against the Project Costs (as defined in the Agreement), and has not been the basis for any prior requisition which has been paid; (b) neither the Company nor, to the best of the Company's knowledge, the Issuer has received written notice of any lien, right to lien or attachment upon, or claim affecting the right of such payee to receive payment of, any of the money payable under this requisition to any of the persons, firms or corporations named herein, or if any notice of any such lien, attachment or claim has been received such lien, attachment or claim has been released or discharged or will be released or discharged upon payment of this requisition;
(c)
this requisition contains no items representing payment on account of any retained percentages which the Issuer or the Company is entitled to retain at this date; (d) the payment of this requisition will not result in less than substantially all (95% or more) of the proceeds of the Bonds to be expended under this requisition and under all prior requisitions having been used for the acquisition and installation of real property or property of a character subject to the allowance for depreciation under the Internal Revenue Code of 1986, as amended; and (e) no "Event of Default" (as defined in the Agreement), or event which after notice or lapse of time or both would constitute such an "Event of Default" has occurred and not been waived.

      The following paragraph is to be completed when any requisition and certificate includes any item for payment for labor or to contractors, builders or materialmen.

      I hereby certify that insofar as the amount covered by the above requisition includes payments to be made for labor or to contractors, builders or materialmen, including materials or supplies, in connection with the acquisition of the Project, (i) all obligations to make such payment have been properly incurred, (ii) any such labor was actually performed and any such materials or supplies were actually furnished or installed in or about the Project and are a proper charge against the Project Costs, and (iii) such materials or supplies either are not subject to any lien or security interest or, if the same are so subject, such lien or security interest will be released or discharged upon payment of this requisition.




                                             -----------------------------------
                                             Company Representative

APPROVED:

U.S. Bank National Association

By:
   --------------------------------
Title:
      -------------------------------

                                      C-2